LOCKUP AGREEMENT

THIS LOCKUP AGREEMENT (the "Agreement") is entered into as of this __ day of ___________, 2008 (the "Effective Date," and each anniversary of the Effective Date, an "Anniversary Date") by and between each shareholder listed on Exhibit A (the "Shareholder") and Angstrom Technologies Corp., a Nevada corporation (the "Company").

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company, Angstrom Microsystems, Inc. and Angstrom Acquisition Corp. (the “Merger”), dated as of the date hereof, each Shareholder acquired shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), all of which shares of Common Stock shall be subject to this Agreement (such shares of Common Stock are hereinafter referred to as the "Restricted Shares"); and

WHEREAS, it was a condition precedent to the consummation of the Merger that the Shareholder agree to refrain from selling the Restricted Shares until the occurrence of certain events and/or the passage of certain dates (all as provided in this Agreement);

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Lockup of Shares.

The Shareholder hereby agrees that he will not, except as provided herein, prior to the second Anniversary Date, sell (including without limitation in a short sale), transfer, assign or dispose of (by gift or otherwise) (collectively, "Transfer"), other than Permitted Transfers, any of the Restricted Shares (the "Transfer Restriction").  Notwithstanding the foregoing, the Restricted Shares shall cease to be subject to the Transfer Restriction in accordance with the following provision:

(i)

Death or Incapacity.  Upon the death or incapacity of the Shareholder, all of the Restricted Shares shall immediately cease to be subject to the Transfer Restriction.

2.

Permitted Transfers to Trusts.  Notwithstanding the Transfer Restriction, Transfers of Restricted Shares shall be permitted to any member or members of the Shareholders immediate family, including the spouse, sibling, child, step child, grandchild and/or parent of the Shareholder and/or the spouse of any such person, and any corporation or company under the control of the Shareholder (holding at least one hundred (100%) percent or its issued capital stock and/or a trust or family limited partnership for the benefit of such person or persons (each a "Section 2 Transferee") at any time; provided, however, that (x) Restricted Shares transferred pursuant to this Section 2 shall remain Restricted Shares subject to the Transfer Restriction, except as provided in Section 1 and (y) no transfer under this Section 2 shall be permitted or be recorded in the records of the Company, unless and until the transferee of such Restricted Shares agrees by notice in writing to the Company to be bound by the terms of this Agreement.

3.

Registration Rights.  Provided that the Shareholder timely provides the necessary information regarding the Shareholder for inclusion in the Registration Statement to be filed by the Company pursuant to the Securities Act of 1933, as amended, with respect to, the Restricted

Shares, the Company shall include the Restricted Shares on such Registration Statement; to the extent that the Company is not subject to restrictions imposed by the SEC as to the number of shares of Common Stock registerable thereon.  If the Company us subject to such restrictions then the Shareholder shall have the right to demand that a registration statement be filed in respect thereof.  The existence of an effective registration statement in respect of the shares shall in no way shorten the periods during which sales are not permitted pursuant to this Agreement.

4.

Third Party Beneficiaries.  The Shareholder acknowledges and agrees that pursuant to that certain Merger Agreement, it’s accepting to be bound by the terms and conditions of this Agreement is a condition precedent to the issuance to it of the Restricted Shares.  Consequently, the Company agrees that it will not amend this Agreement without the written consent of the holders of a majority of the Common Stock of the Company.  Except as set forth above, this Agreement is solely for the benefit of the Company and the Shareholder, and nothing contained in any agreement shall be deemed to confer upon anyone other than the holders of Common Stock and the Company and Shareholder any right to insist upon or to enforce the performance or observance of any of the obligations contained herein.

5.

Governing Law/Venue.  This Agreement shall be governed by applicable U.S. federal securities laws and the internal laws of the State of Delaware (without regard to any conflict of law provisions).  The sole and exclusive venue for any legal proceeding involving this Agreement shall be the courts located in the State of New York.

6.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.

Amendments and Waivers.  This Agreement may only be amended with the written consent of the Company and the Shareholder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ANGSTROM TECHNOLOGIES CORP.

By:_____________________________

Print Name:______________________

Print Title:_______________________

Duly authorized

SHAREHOLDER

_______________________________

Name: